Exhibit (a)(1)(C)
WELCOME TO THE ALEXZA PHARMACEUTICALS
STOCK OPTION EXCHANGE PROGRAM WEB SITE
Click on the links below to view details of the Alexza Pharmaceuticals
Stock Option Exchange Program:
•	Offer to Exchange Documentation

•	All Employee Meeting Presentation

•	Frequently Asked Questions
If you are an Alexza Pharmaceuticals stock option holder eligible to participate, please click the Continue button to log in.
These documents are in Adobe Portable Document Format (PDF). You will need Adobe Acrobat Reader software to read the files. If you do not have Acrobat, please click on the icon to download the software or contact your local IT support.
The Alexza Pharmaceuticals Stock Option Exchange Program expires at 8:00 p.m. U.S. Eastern Time on February 18, 2011
If you have questions, contact the BNY Mellon Call Center, Monday through Friday between the hours of 9:00 a.m. to 8:00 p.m. U.S. Eastern Time at:
866-395-4634 (From within the U.S.)

Enter your 9-digit Personal Identification Number (PIN) that you received via e-mail on January 21, 2011. Please do not enter spaces.
If you do not have your PIN, please contact the BNY Mellon Shareowner Services
Customer Service Center at the numbers below.

Click on the following links to view details of the Exchange Program:	• Offer to Exchange Documentation • All Employee Meeting Presentation • Frequently Asked Questions
The Alexza Pharmaceuticals Stock Option Exchange Program expires at 8:00 p.m. U.S. Eastern Time on February 18, 2011
If you have questions, contact the BNY Mellon Call Center, Monday through Friday between the hours of 9:00 a.m. to 8:00 p.m. U.S. Eastern Time at:
866-395-4634 (From within the U.S.)

ELECTION FORM
Current Date
01/20/2011
Name
Doe, John
Hello John, below are your current outstanding Eligible Stock Option Grants.
Please make your exchange selection by clicking the “Exchange” or “Do Not Exchange” button for each Eligible Stock Option Grant and then click “Submit”.

				New Grant
				if Options
Option	Grant	Options	Exercise	Outstanding	Make ONE Election for
Grant #	Date	Outstanding	Price	Exchanged	each eligible grant
999997	01/02/2008	600	$7.90	150	Exchange Do Not Exchange
999998	07/09/2008	3,000	$4.35	1,500	Exchange Do Not Exchange
999999	01/26/2010	1,200	$2.38	800	Exchange Do Not Exchange
By clicking on the “Submit” button below you acknowledge that: (1) you have received the Offer to Exchange document and are voluntarily participating in the Alexza Pharmaceuticals Stock Option Exchange Program; (2) the Alexza Pharmaceuticals Stock Option Exchange Program is a discretionary program established by Alexza Pharmaceuticals and may be suspended, modified or terminated by Alexza Pharmaceuticals at any time, as provided in the Offer to Exchange; and (3) the new Options to be granted under the program are discretionary in nature and such grant does not create any contractual or other right to receive future equity or cash compensation, payments or benefits or guarantee or promise of continued employment with Alexza Pharmaceuticals.
By clicking on the “Submit” button below you agree to be bound by the terms and conditions of the Alexza Pharmaceuticals Stock Option Exchange Program as described in the Offer to Exchange document (and any amendment thereto).

The Alexza Pharmaceuticals Stock Option Exchange Program expires at 8:00 p.m. U.S. Eastern Time on February 18, 2011
If you have questions, contact the BNY Mellon Call Center, Monday through Friday between the hours of 9:00 a.m. to 8:00 p.m. U.S. Eastern Time at:
866-395-4634 (From within the U.S.)

ELECTION CONFIRMATION

Current Date	Confirmation#
01/20/2011	111111111012011110209

Name
Doe, John
Please print this page for your records. Please note, you may re-enter the site to view and/or change your election until the expiration time on the expiration date.

				New Grant
				if Options
Option	Grant	Options	Exercise	Outstanding	Make ONE Election for
Grant #	Date	Outstanding	Price	Exchanged	each eligible grant
999997	01/02/2008	600	$7.90	150	Exchange
999998	07/09/2008	3,000	$4.35	1,500	Exchange
999999	01/26/2010	1,200	$2.38	800	Do Not Exchange
New Stock Option grant information will be available after the tender offer has concluded.
Please be advised that you cannot update your election(s) after the Alexza Pharmaceuticals Stock Option Exchange Program expires at 8:00 p.m. U.S. Eastern Time on February 18, 2011. However, you may return to this web site at any time before the Stock Option Exchange Program expiration date/time to update your election(s).
The Alexza Pharmaceuticals Stock Option Exchange Program expires at 8:00 p.m. U.S. Eastern Time on February 18, 2011
If you have questions, contact the BNY Mellon Call Center, Monday through Friday between the hours of 9:00 a.m. to 8:00 p.m. U.S. Eastern Time at:
866-395-4634 (From within the U.S.)

You have logged out of the Alexza Pharmaceuticals
Stock Option Exchange Program web site.
Please be advised that you cannot update your election(s) after the Alexza Pharmaceuticals Stock Option Exchange Program expires at 8:00 p.m. U.S. Eastern Time on February 18, 2011. However, you may return to this web site at any time before the Exchange Program expiration date/time to update your election(s).
The Alexza Pharmaceuticals Stock Option Exchange Program expires at 8:00 p.m. U.S. Eastern Time on February 18, 2011
If you have questions, contact the BNY Mellon Call Center, Monday through Friday between the hours of 9:00 a.m. to 8:00 p.m. U.S. Eastern Time at:
866-395-4634 (From within the U.S.)

ELECTION SUMMARY

Current Date	Confirmation#
01/20/2011	111111111012011110209

Name
Doe, John
Welcome back John, the election reflected below was submitted on 1/20/2011 11:02:09 AM. Click the ‘Exchange’ or ‘Do not Exchange’ button for each eligible grant you intend to update, and then click “Submit”. If you would like to keep your elections below click on the “Log Out” button.

				New Grant
				if Options
Option	Grant	Options	Exercise	Outstanding	Make ONE Election for
Grant #	Date	Outstanding	Price	Exchanged	each eligible grant
999997	01/02/2008	600	$7.90	150	Exchange Do Not Exchange
999998	07/09/2008	3,000	$4.35	1,500	Exchange Do Not Exchange
999999	01/26/2010	1,200	$2.38	800	Exchange Do Not Exchange

The Alexza Pharmaceuticals Stock Option Exchange Program expires at 8:00 p.m. U.S. Eastern Time on February 18, 2011
If you have questions, contact the BNY Mellon Call Center, Monday through Friday between the hours of 9:00 a.m. to 8:00 p.m. U.S. Eastern Time at:
866-395-4634 (From within the U.S.)